UNLESS THIS EXCHANGE CAPITAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS EXCHANGE CAPITAL SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING SET FORTH IN THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF DTC OR A NOMINEE OF DTC. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ITS NOMINEE TO A SUCCESSOR DEPOSITORY OR ITS NOMINEE.

      NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE
"PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THIS EXCHANGE CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING AND, IN THE CASE OF ANY PURCHASER OR HOLDER RELYING ON ANY EXEMPTION OTHER THAN PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14, HAS COMPLIED WITH ANY REQUEST BY THE DEPOSITOR OR THE ISSUER TRUST FOR AN OPINION OF COUNSEL OR OTHER EVIDENCE WITH RESPECT TO THE AVAILABILITY OF SUCH EXEMPTION. ANY PURCHASER OR HOLDER OF THIS CAPITAL SECURITIES CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING HEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN, OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE
UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING.





CERTIFICATE NUMBER                         AGGREGATE LIQUIDATION AMOUNT:

      R-_____
              UP TO $110,000,000


                          CUSIP NO. ___________

                CERTIFICATE EVIDENCING CAPITAL SECURITIES

                                    OF

                              HSB CAPITAL I

            GLOBAL FLOATING RATE CAPITAL SECURITIES, SERIES B
             (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

    HSB Capital I, a statutory business trust created under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of ________ (______) capital securities (aggregate Liquidation Amount_______ ($________)) of the Issuer Trust representing a preferred undivided beneficial interest in the assets of the Issuer Trust and designated the Global Floating Rate Capital Securities, Series B (liquidation amount $1,000 per Capital Security) (the "Capital Securities"). The Capital Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agree ment (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Capital Securities are set forth in, and this certificate and the Capital Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of July 15, 1997, as the same may be amended from time to time (the "Trust Agreement"), among HSB Group, Inc., a Connecticut corporation, as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein, including the designation of the terms of the Capital Securities as set forth therein. The Holder is entitled to the benefits of the Exchange Guarantee Agreement, dated as of _____, 1997 (the "Exchange Guarantee Agreement"), entered into by HSB Group, Inc. and The First National Bank of Chicago, as guarantee trustee, to the extent provided therein. The Issuer Trust will furnish a copy of the Trust Agreement and the Exchange Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

    Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

    IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this _____ day of ______, 1997.

                                        HSB CAPITAL I

                                        By:____________________________
                                           Name:
                                           Administrative Trustee





                                SCHEDULE A

         This Global Certificate represents Capital Securities with an aggregate liquidation amount of up to $110,000,000. The initial liquidation amount of this Global Certificate shall be $__________. The following increases or decreases in the liquidation amount of this Global Certificate have been made:

===========================================================================================================
                 Amount of increase
                  in Liquidation
                  Amount of this                                 Liquidation Amount        Signature of
                 Global Certificate     Amount of decrease        of this Global           authorized
                  including upon          in Liquidation            Certificate         officer of Trustee
                 exercise of over-        Amount of this           following such         or Securities
Date Made        allotment option       Global Certificate      decrease or increase        Custodian
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==========================================================================================================


                                ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned assigns and transfers this Capital Security to:


     (Insert assignee's social security or tax identification number)


                (Insert address and zip code of assignee)



and irrevocably appoints



agent to transfer this Capital Securities Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date: ________________

Signature:

____________________________________________________________________
(Sign exactly as your name appears on the other side of this Capital
 Security Certificate)


The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbro kers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.